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                                                                    Exhibit 99.4

September 14, 2004

Board of Directors
Inveresk Research Group, Inc.
11000 Weston Parkway
Cary, NC 27513


Re: Amendment No. 1 to the Registration Statement on Form S-4 of
    Charles River Laboratories International, Inc. (File No. 333-118257)

Ladies and Gentlemen:

Reference is made to our opinion letter, dated June 30, 2004, with respect to the fairness from a financial point of view to the holders of the outstanding shares of common stock, par value $0.01 per share, of Inveresk Research Group, Inc. (the "Company") of the Consideration (as defined in the opinion) to be received by such holders, taken in the aggregate, pursuant to the Agreement and Plan of Merger, dated as of June 30, 2004, among Charles River Laboratories International, Inc. ("Charles River"), Indigo Merger I Corp., a wholly owned subsidiary of Charles River, Indigo Merger II Corp., a wholly owned subsidiary of Charles River, and the Company.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to our opinion under the captions "SUMMARY--Opinion of Inveresk's Financial Advisor," "THE TRANSACTION--Background of the Transaction," "THE TRANSACTION--Inveresk Reasons for the Transaction; Recommendation of the Inveresk Board of Directors" and "OPINION OF INVERESK'S FINANCIAL ADVISOR" and to the inclusion of the foregoing opinion in the Proxy Statement/Prospectus included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ Goldman, Sachs & Co.
------------------------
(GOLDMAN, SACHS & CO.)